EXHIBIT 24


                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

         WHEREAS, Agere Systems Inc., a Delaware corporation (the "Company"), proposes to file with the Securities and Exchange Commission, under the Securities Exchange Act of 1933, as amended (the "Securities Act"), one or more registration statements (on Form S-1, Form S-3, Form S-4, Form S-8 or any other appropriate form) with respect to the issuance of Class A common stock, par value $.01 per share, of the Company (including the related rights to purchase Series A Junior Participating Preferred Stock) in connection with the acquisition by the Company of Massana Limited, (such shares, the "Securities"); and

         WHEREAS, the undersigned is a director and/or officer of the Company, as indicated below his or her signature:

         NOW, THEREFORE, the undersigned hereby constitutes and appoints John
W. Gamble, Jr. and John T. Dickson, and each of them, as attorneys for and in the name, place and stead of the undersigned, and in the capacity of the undersigned as a director and/or officer of the Company, to execute and file such registration statement or registration statements with respect to the Securities and thereafter to execute and file any amended registration statement or statements with respect thereto or amendments or supplements to any of the foregoing, hereby giving and granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney this 29th day of July, 2003.


By: /s/ Harold A. Wagner                            By:  /s/ Thomas P. Salice
    ---------------------------------------            -----------------------
Name:  Harold A. Wagner                             Name:  Thomas P. Salice
Title:  Chairman of the Board                       Title:  Director

By:  /s/ John T. Dickson                            By:  /s/ Rae F. Sedel
    ---------------------------------------            ------------------------
Name:  John T. Dickson                              Name: Rae F. Sedel
Title:  President, Chief Executive Officer          Title:  Director
         and Director

By:  /s/ Richard L. Clemmer                         By:  /s/ John A. Young
    ---------------------------------------            ------------------------
Name:  Richard L.Clemmer                            Name: John A. Young
Title:  Director                                    Title:  Director

By:  /s/ Rajiv L. Gupta                             By:  /s/ John W. Gamble, Jr.
    ---------------------------------------            ------------------------
Name: Rajiv L. Gupta                                Name:  John W. Gamble, Jr.
Title:  Director                                    Title:  Executive Vice
                                                            President-Chief
                                                            Financial Officer

By:  /s/ Richard S. Hill
    ---------------------------------------
Name:  Richard S. Hill
Title:  Director

By:  /s/ Krish Prabhu
    ---------------------------------------
Name:  Krish Prabhu
Title:  Director